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                                                              Exhibit 23(a)


                     Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-20879 and No. 333-20881) of Ralcorp Holdings, Inc. of our report dated November 5, 1997 appearing on page 24 of the 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
St. Louis, Missouri
December 23, 1997